                                                                  Execution Copy
                                                                  --------------

Exhibit 2.3

--------------------------------------------------------------------------------

                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

              THE SELLERS IDENTIFIED ON THE SIGNATURE PAGES HERETO

                                       AND

                             TRANSWITCH CORPORATION

                           Dated as of March 27, 2002

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I -- DEFINITIONS.......................................................1

   1.1.  Definitions...........................................................1
         -----------

ARTICLE II -- PURCHASE AND SALE................................................2

   2.1.  Purchase and Sale.....................................................2
         -----------------
   2.2.  Closing...............................................................2
         -------
   2.3.  Payment...............................................................3
   2.4.  Withholding Taxes.....................................................3

ARTICLE III -- ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS............3

   3.1.  Title to and Validity of Notes........................................3
         ------------------------------
   3.2.  Authority.............................................................3
         ---------
   3.3.  Consent, Approvals....................................................4
         ------------------
   3.4.  Power To Act as Trustee or Executor...................................4
         -----------------------------------
   3.5.  Warrants and Shares to be Received if Warrant is Exercised............4
         ----------------------------------------------------------

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF TRANSWITCH.....................4

ARTICLE V -- COVENANTS OF THE SELLERS..........................................4

   5.1.  Confidentiality.......................................................4
         ---------------

ARTICLE VI -- COVENANTS OF TRANSWITCH..........................................6

   6.1.  Confidentiality.......................................................6
         ---------------

ARTICLE VII -- COVENANTS OF ALL PARTIES........................................6

   7.1.  Best Efforts..........................................................6
         ------------
   7.2.  Certain Filings.......................................................6
         ---------------
   7.3.  Public Announcements..................................................7
         --------------------

ARTICLE VIII -- CONDITIONS TO CLOSING..........................................7

   8.1.  Conditions to the Obligations of Each Party...........................7
         -------------------------------------------
   8.2.  Conditions to Obligation of TranSwitch................................7
         --------------------------------------
   8.3.  Conditions to Obligation of Sellers...................................8
         -----------------------------------

ARTICLE IX -- MISCELLANEOUS...................................................10

   9.1.  Notices..............................................................10
         -------
   9.2.  Entire Agreement.....................................................11
   9.3.  Governing Law; Consent to Jurisdiction...............................11

Schedules
---------

Schedule 2.01 List of Sellers

Exhibits
--------

Exhibit 2.2 Form of Release of Claims

                               PURCHASE AGREEMENT

     AGREEMENT dated as of March 27, 2002 by and among the Sellers identified on the signature pages hereto (the "Sellers") and tranSwitch Corporation, a
                                 -------
Delaware corporation ("TranSwitch").
                       ----------

                              W I T N E S S E T H :

     WHEREAS, TranSwitch, Systems on Silicon, Inc., a Delaware corporation ("SOSI") and the other parties thereto have entered into a Management Sellers
  ----
Stock Purchase Agreement dated as of March 27, 2002 (the "Management Sellers Stock Purchase Agreement"), and a Non-Management Sellers Stock Purchase
------------------------
Agreement dated as of March 27, 2002 (the "Non-Management Sellers Stock Purchase
                                               ---------------------------------
Agreement") whereby TranSwitch shall acquire all of the outstanding capital
---------
stock of SOSI (the "Acquisition");
                    -----------

     WHEREAS, in connection with the Acquisition, TranSwitch desires to purchase from Sellers all of the outstanding amount of convertible interest-bearing promissory notes of SOSI owned and held by the Sellers as set forth on Schedule
                                                                       --------
2.01 (the "Notes");
----       -----

     WHEREAS, each Seller desires to sell to TranSwitch all of the Notes owned by such Seller;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1. Definitions. (a) The following terms, as used herein, have the
          -----------
following meanings:

          "Affiliates" shall have the meaning assigned in the Management Sellers
           ----------
Stock Purchase Agreement.

          "Closing Date" means the date of the Closing.
           ------------

          "Lien" shall have the meaning assigned in the Management Sellers Stock
           ----
Purchase Agreement.

          "Management Sellers Stock Purchase Agreement" means the Management
           -------------------------------------------
Sellers Stock Purchase Agreement by and among TranSwitch and the Sellers as defined therein, dated as of the date hereof.

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, assets, condition (financial or otherwise) or results of operations of SOSI.

          "Non-Management Sellers Stock Purchase Agreement" means the
           -----------------------------------------------
Non-Management Sellers Stock Purchase Agreement by and among TranSwitch and the Sellers as defined therein, dated as of the date hereof.

          "Person" means an individual, corporation, partnership, association,
           ------
trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                      Section
----                                      -------
SOSI                                      Recitals
Closing                                     2.2
Notes                                     Recitals
Purchase Price                              2.1
TranSwitch                                Recitals

                                   ARTICLE II

                                PURCHASE AND SALE

     2.1. Purchase and Sale. Upon the terms and subject to the conditions of
          -----------------
this Agreement, each Seller, severally but not jointly, shall sell to TranSwitch, and TranSwitch shall purchase from each such Seller, at the Closing, that amount of Notes as is set forth opposite such Seller's name on Schedule
                                                                    --------
2.01. The aggregate purchase price for each Seller with respect to their Notes,
----
to be paid in cash, shall be equal to the amount of Notes, including outstanding principal and interest as of the Closing Date (in each instance, such amount being referred to as the "Purchase Price"). Sellers shall acknowledge that the
                          --------------
sale by Sellers of Notes held by them, and the payment to Sellers hereunder shall release SOSI from any and all obligations of SOSI to the Sellers under the Notes, which obligations shall now run to TranSwitch. Such payment shall also constitute full payment, satisfaction and discharge of the obligations of TranSwitch to the Sellers under this Agreement. The Purchase Price shall be paid as provided in Section 2.2.

     2.2. Closing. The closing (the "Closing") of the purchase and sale of the
          -------                    -------
Notes hereunder shall take place at the offices of TranSwitch's counsel in Boston, Massachusetts or such other location as the parties may mutually agree upon, but in no event later than the Closing Date set forth in the Management Sellers Stock Purchase Agreement (the "Acquisition Closing Date") or at such
                                       ------------------------
other time or place as TranSwitch, SOSI and Sellers may agree in writing. At the Closing,

          (a) The Purchase Price to be received for each Note shall be as provided in Section 2.1 hereof.

          (b) Each of the Sellers shall have executed a Release of Claims in substantially the form attached hereto as Exhibit 2.2.

          (c) The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

          (d) Each of the Sellers shall provide to TranSwitch either the appropriate executed IRS Form W-8 (if the Seller is not a United States Seller) or an executed IRS Form W-9 (if the Seller is a United States Seller).

     2.3. Payment. Sellers, at the time of the closing, will receive a check in
          -------
the amount equal to their Purchase Price, minus any withholding taxes deducted and withheld as provided in Section 2.4, in exchange for their validly delivered Notes.

     2.4. Withholding Taxes. TranSwitch shall be entitled to deduct and withhold
          -----------------
from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as TranSwitch determines it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Person in respect of which such deduction and withholding was made.

                                   ARTICLE III

                           ADDITIONAL REPRESENTATIONS
                            AND WARRANTIES OF SELLERS

     Each Seller, severally but not jointly, represents and warrants to, and agrees with, TranSwitch as follows:

     3.1. Title to and Validity of Notes. Seller is, and on the Closing Date
          ------------------------------
will be, the lawful owner of the Notes to be purchased for the TranSwitch Stock pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Notes, free of all Liens.

     3.2. Authority. Such Seller has, and on the Closing Date will have, full
          ---------
legal right, power and authority to enter into this Agreement and to sell and deliver the Notes owned by him, her or it in the manner provided herein. Such Seller has duly and validly executed this Agreement and has, or prior to the Closing will have, duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of such Seller in accordance with its terms.

     3.3. Consent, Approvals. The execution, delivery and performance of this
          ------------------
Agreement and the other agreements contemplated hereby by such Seller, and the consummation of the transactions contemplated hereby or thereby, will not require, on the part of such Seller, any consent, approval, authorization or other order of, or any filing with, any governmental entity, or under any contract, agreement or commitment to which such Seller is a party or by which such Seller or property of such Seller is bound, and will not constitute a violation on the part of such Seller of any law, administrative regulation or ruling or court decree, or any contract, agreement or commitment, applicable to such Seller or property of such Seller.

     3.4. Power To Act as Trustee or Executor. If such Seller is serving as
          -----------------------------------
trustee or executor with respect to its Notes, such Seller is duly authorized and empowered by the instruments creating such trust or trusts or by the will of which such Seller is acting as executor and under applicable law to enter into this Agreement with respect to the Notes held by such Seller and to consummate the transactions contemplated herein.

     3.5. Warrants and Shares to be Received if Warrant is Exercised. Seller is
          ----------------------------------------------------------
the record holder of a warrant to purchase common stock of SOSI at price of $0.4447 per share. Seller hereby agrees and acknowledges that a) the warrant will be cancelled immediately prior to the Closing and cannot be exercised after the Closing and b) if Seller exercises his warrant prior to the Closing, the shares received upon exercise of the warrant will be purchased by Buyer at a price of $0.005 per share. Seller hereby waives any and all rights related to the warrants and the exercise thereof.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF TRANSWITCH

     TranSwitch hereby incorporates and adopts the representations and warranties contained in Article V of the Management Sellers Stock Purchase Agreement and restates such representations and warranties as though fully set forth herein.

                                    ARTICLE V

                            COVENANTS OF THE SELLERS

     Each Seller agrees that:

     5.1. Confidentiality. Sellers and their Affiliates will hold, and will use
          ---------------
their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning TranSwitch furnished to Sellers or their Affiliates in connection with the transactions contemplated by this Agreement, and (after the Closing Date) all confidential documents and information concerning SOSI, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Sellers, (ii) in the public domain through no fault of Sellers or (iii) later lawfully acquired by Sellers from sources other than SOSI or TranSwitch; provided that Sellers may disclose such information to their respective
--------
officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Sellers of the confidential nature of such information and are directed by Sellers to treat such information confidentially. The obligation of Sellers and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Seller will, and will use its best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to TranSwitch, upon request, all documents and other materials, and all copies thereof, obtained by Seller or on its behalf from TranSwitch in connection with this Agreement that are subject to such confidence.

                                   ARTICLE VI

                             COVENANTS OF TRANSWITCH

     TranSwitch agrees that:

     6.1. Confidentiality. Prior to the Closing Date and after any termination
          ---------------
of this Agreement, TranSwitch will hold, and will use its best efforts to cause its respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning SOSI furnished to TranSwitch in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by TranSwitch, (ii) in the public domain through no fault of TranSwitch or (iii) later lawfully acquired by TranSwitch from sources other than SOSI; provided that TranSwitch may disclose
                                         --------
such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by TranSwitch of the confidential nature of such information and are directed by TranSwitch to treat such information confidentially. The obligation of TranSwitch to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, TranSwitch will, and will use its best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by TranSwitch or on its behalf from a Seller in connection with this Agreement that are subject to such confidence.

                                   ARTICLE VII

                            COVENANTS OF ALL PARTIES

     The parties hereto agree that:

     7.1. Best Efforts. Subject to the terms and conditions of this Agreement,
          ------------
each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Sellers, TranSwitch, and SOSI each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     7.2. Certain Filings. Sellers, SOSI and TranSwitch shall cooperate with
          ---------------
each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     7.3. Public Announcements. The parties agree to consult with each other
          --------------------
before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Provided however, that TranSwitch may issue an initial press release concerning the Acquisition following the Closing. TranSwitch will not include the names of the Sellers in such press release without the permission of any Seller mentioned therein.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     8.1. Conditions to the Obligations of Each Party. The obligations of
          -------------------------------------------
TranSwitch and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) No proceeding challenging this Agreement, the Management Sellers Stock Purchase Agreement or the Non-Management Sellers Stock Purchase Agreement or the Acquisition or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (b) Each of the conditions to closing specified in Article X of the Management Sellers Stock Purchase Agreement or the Non-Management Sellers Stock Purchase Agreement shall have been satisfied or waived.

          (c) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained.

     8.2. Conditions to Obligation of TranSwitch. The obligation of TranSwitch
          --------------------------------------
to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) The Acquisition shall have become effective.

          (b) The representations and warranties of Sellers set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of TranSwitch and (iii) for representations and warranties specifically limited to an earlier date(s). TranSwitch will have received a certificate signed by each Seller to such effect on the Closing Date.

          (c) Sellers will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date except (i) as otherwise contemplated or permitted by this Agreement and (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of TranSwitch, and TranSwitch will have received a certificate signed by each Seller to such effect on the Closing Date.

          (d) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by TranSwitch of the business of SOSI after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (e) Each of the Sellers shall have executed and delivered his, her or its Release of Claims at the Closing, in substantially the form attached as an exhibit to this Agreement.

          (f) TranSwitch shall have received all other closing documents specified in Section 2.2 of this Agreement, Section 10.02 of the Management Sellers Stock Purchase Agreement and Section 10.02 of the Non-Management Sellers Stock Purchase Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to TranSwitch.

          (g) Each of the Sellers shall have executed and delivered at the Closing his, her or its appropriate IRS Form W-8 or IRS Form W-9.

     8.3. Conditions to Obligation of Sellers. The obligation of Sellers to
          -----------------------------------
consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) The representations and warranties of TranSwitch set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and SOSI will have received a certificate signed on behalf of TranSwitch by a duly authorized officer of TranSwitch to such effect.

          (b) TranSwitch will have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date, and SOSI will have received a certificate signed on behalf of TranSwitch by officers of TranSwitch to such effect.

          (c) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1. Notices. All notices, requests, demands or other communications which
          -------
are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

     If to TranSwitch:
     ----------------

                             TranSwitch Corporation
                             3 Enterprise Drive
                             Shelton, CT 06484
                             Attn:  Peter J. Tallian, Chief Financial Officer
                             Telecopy: (203) 925-4979

              with a copy to:

                             Timothy C. Maguire, Esq.
                             Testa, Hurwitz & Thibeault, LLP
                             125 High Street
                             Boston, MA 02110
                             Telecopy: (617) 248-7100

     if to SOSI, to:

                             Milton Chang, President
                             Systems on Silicon, Inc.
                             1100 Cornwall Road, Suite 10
                             Monmouth Junction, NJ  08852-2410
                             Telecopy: (732) 398-0552
              with a copy to:

                             W. Raymond Felton, Esq.
                             Greenbaum, Rowe, Smith, Ravin, Davis & Himmell, LLP 99 Wood Avenue South

                             Iselin, NJ 08830
                             Telecopy:

     if to a Seller:

                             at his, her or its address shown in
                             Schedule 2.01
                             -------------

     9.2. Entire Agreement. This Agreement, including the exhibits, schedules
          ----------------
and other agreements delivered pursuant to this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter.

     9.3. Governing Law; Consent to Jurisdiction. This Agreement will be
          --------------------------------------
governed by the internal laws of the State of Delaware. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any obligation to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     TRANSWITCH CORPORATION


                                     By: /s/ Robert J. Pico
                                        ----------------------------------------
                                     Title:  Vice President Business Development


                                     GTV CAPITAL L.P.


                                     By: /s/ Mark P. Duffy
                                        ----------------------------------------
                                     Title:


                                     NISKO HI-TECH GROUP, LTD.


                                     By: /s/ Efraim Sagie
                                        ----------------------------------------
                                     Title:  President and CEO


                                     POWER EQUITIES, INC.


                                     By: /s/ Donald R. Lawhorne
                                        ----------------------------------------
                                        Title: CEO

                                         /s/ Chris Bass
                                         ---------------------------------------
                                         Chris Bass


                                         /s/ Stefaan Dumery
                                         ---------------------------------------
                                         Stefaan Dumery


                                         /s/ G. Christopher Griner
                                         ---------------------------------------
                                         G. Christopher Griner


                                         /s/ Edward McCann
                                         ---------------------------------------
                                         Edward McCann


                                         /s/ Robert P. Morse
                                         ---------------------------------------
                                         Robert P. Morse


                                         /s/ Mark Slater
                                         ---------------------------------------
                                         Mark Slater

                                  Schedule 2.1
                               Noteholder Payout

----------------------------------------------------------------------------------------
                                                           Interest     Principal Plus
        Name               Address         Principal         Rate          Interest
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
       Chris Bass                         $ 50,000.00        8.50%       $ 52,515.07
----------------------------------------------------------------------------------------
     Stefaan Dumery                       $ 50,000.00        8.50%       $ 51,234.25
----------------------------------------------------------------------------------------
   Christopher Griner                     $ 25,000.00        8.50%       $ 25,617.12
----------------------------------------------------------------------------------------
    GTV Capital L.P.                      $ 10,000.00        8.50%       $ 10,346.99
----------------------------------------------------------------------------------------
     Edward McCann                        $ 25,000.00        8.50%       $ 25,617.12
----------------------------------------------------------------------------------------
    Robert P. Morse                       $ 25,000.00        8.50%       $ 25,617.12
----------------------------------------------------------------------------------------
Nisko Hi-Tech Group Ltd.                  $200,000.00        8.50%       $209,873.97
----------------------------------------------------------------------------------------
  Power Equities, Inc.                    $250,000.00        8.50%       $255,297.95
----------------------------------------------------------------------------------------
      Mark Slater                         $ 25,000.00        8.50%       $ 25,529.79
----------------------------------------------------------------------------------------
                            Totals:       $660,000.00                    $681,649.38
----------------------------------------------------------------------------------------


                                       14